ORDER FOR SUPPLIES OR SERVICES

1. CONTRACT/PURCH. ORDER/ AGREEMENT NO. W911NF20P0024	2. DELIVERY ORDER/ CALL NO.	3. DATE OF ORDER/CALL (YYYYMMMDD) 2020 Mar 04	4. REQ./ PURCH. REQUEST NO. 0011448678	5. PRIORITY
6. ISSUED BY CODE W911NF US ARMY ACC-APG-RTP W911NF 800 PARK OFFICE DRIVE SUITE 4229 RESEARCH TRIANGLE PARK NC 27709	7. ADMINISTERED BY (if other than 6) CODE **SEE ITEM 6** SCD: C			8. DELIVERY FOB ☐ DESTINATION ☒ OTHER (See Schedule if other)
9. CONTRACTOR CODE 3C1J8 NAME AND ADDRESS APPLIED ENERGETICS, INC. 2480 W RUTHRAUFF RD STE 140Q TUCSON AZ 85705-1976	FACILITY	10. DELIVER TO FOB POINT BY (Date) (YYYYMMMDD) SEE SCHEDULE 12. DISCOUNT TERMS Net 30 Days 13. MAIL INVOICES TO THE ADDRESS IN BLOCK See Item 15		11. MARK IF BUSINESS IS ☐ SMALL ☐ SMALL DISADVANTAGED ☐ WOMEN-OWNED
14. SHIP TO CODE W36QYT ARMY RESEARCH OFFICE ARO 800 PARK OFFICE DRIVE SUITE 4229 RESEARCH TRIANGLE PARK NC 27709	15. PAYMENT WILL BE MADE BY CODE HQ0339 DFAS COLUMBUS CENTER DFAS-CO/WEST ENTITLEMENT OPERATIONS PO BOX 182381 COLUMBUS OH 43218-2381			MARK ALL PACKAGES AND PAPERS WITH IDENTIFICATION NUMBERS IN BLOCKS 1 AND 2.

16. TYPE OF ORDER

DELIVERY/ CALL		This delivery order/call is issued on another Government agency or in accordance with and subject to terms and conditions of above numbered contract.
PURCHASE	X	Reference your quote dated Furnish the following on terms specified herein. REF:

ACCEPTANCE. THE CONTRACTOR HEREBY ACCEPTS THE OFFER REPRESENTED BY THE NUMBERED PURCHASE ORDER AS IT MAY PREVIOUSLY HAVE BEEN OR IS NOW MODIFIED, SUBJECT TO ALL OF THE TERMS AND CONDITIONS SET FORTH, AND AGREES TO PERFORM THE SAME.

NAME OF CONTRACTOR	SIGNATURE	TYPED NAME AND TITLE	DATE SIGNED (YYYYMMMDD)
APPLIED ENERGETICS	[signature]	GREGORY J. QUARLES, CEO	2020 03 03

☒ If this box is marked, supplier must sign Acceptance and return the following number of copies: 1

17. ACCOUNTING AND APPROPRIATION DATA/ LOCAL USE

See Schedule

18. ITEM NO.	19. SCHEDULE OF SUPPLIES/ SERVICES	20. QUANTITY ORDERED/ ACCEPTED*	21. UNIT	22. UNIT PRICE	23. AMOUNT
	SEE SCHEDULE				

* If quantity accepted by the Government is same as quantity ordered, indicate by X. If different, enter actual quantity accepted below quantity ordered and encircle.

24. UNITED STATES OF AMERICA
TEL: (919) 541-0580
EMAIL: joel.m.koppinger.civ@mail.mil
BY: JOEL M. KOPPINGER [signature]
CONTRACTING / ORDERING OFFICER

25. TOTAL $165,919.77
26. DIFFERENCES

27a. QUANTITY IN COLUMN 20 HAS BEEN
☐ INSPECTED ☐ RECEIVED ☐ ACCEPTED, AND CONFORMS TO THE CONTRACT EXCEPT AS NOTED

b. SIGNATURE OF AUTHORIZED GOVERNMENT REPRESENTATIVE | c. DATE (YYYYMMMDD) | d. PRINTED NAME AND TITLE OF AUTHORIZED GOVERNMENT REPRESENTATIVE

e. MAILING ADDRESS OF AUTHORIZED GOVERNMENT REPRESENTATIVE | 28. SHIP NO. | 29. DO VOUCHER NO. | 30. INITIALS

f. TELEPHONE NUMBER | g. E-MAIL ADDRESS | ☐ PARTIAL ☐ FINAL | 32. PAID BY | 33. AMOUNT VERIFIED CORRECT FOR

36. I certify this account is correct and proper for payment.
a. DATE (YYYYMMMDD) | b. SIGNATURE AND TITLE OF CERTIFYING OFFICER | 31. PAYMENT ☐ COMPLETE ☐ PARTIAL ☐ FINAL | 34. CHECK NUMBER | 35. BILL OF LADING NO.

37. RECEIVED AT | 38. RECEIVED BY | 39. DATE RECEIVED (YYYYMMMDD) | 40. TOTAL CONTAINERS | 41. S/R ACCOUNT NO. | 42. S/R VOUCHER NO.

Section B - Supplies or Services and Prices

B.1 The Contractor, as an independent contractor and not as an agent of the Government, shall, in accordance with the terms and conditions more particularly set forth below, furnish all management, facilities, supplies, personnel, and equipment and shall do all which is necessary or incident to the satisfactory and timely performance of the work as proposed and accepted by the Government.

B.2 It is the intention of the parties that this contract reflects the provisions of FAR 16.202 to constitute a Firm Fixed Price contract as defined for CLINs 0001 through 0002. The work performed in support of this project shall be performed by personnel possessing no less than the level of qualifications proposed by the Contractor and considered by the Government in awarding this contract.

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001					$0.00
	STTR PHASE I BASE AWARD-FFP The US Army Research Office (ARO) Small Business Technology Transfer (STTR) proposal A19C-007-0039 entitled "Standoff Electronic Denial", dated 23 October 2019, sets forth the research to be completed under this contract line item number. The negotiated price of $165,919.77 shall be disbursed as delineated in the SubCLINs below.				
				NET AMT	$0.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001AA		1	Each	$66,367.91	$66,367.91

PHASE I KICKOFF SUMMARY REPORT-FFP
The US Army Research Office (ARO) Small Business Technology Transfer (STTR) proposal A19C-007-0039 entitled "Standoff Electronic Denial", dated 23 October 2019, sets forth the research to be completed under this contract line item number. Technical reports are to be submitted in accordance with section F. The Kickoff Summary Report and invoice associated with this SubCLIN may be submitted immediately following Kickoff Meeting with TPOC.
FOB: Destination
PURCHASE REQUEST NUMBER: 0011448876
PSC CD: AZ11

NET AMT $66,367.91

ACRN AA $66,367.91
CIN: GFEBS001144887600002

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001AB		1	Each	$49,775.93	$49,775.93

PHASE I SECOND MONTHLY TECHNICAL REPORTFFP
The US Army Research Office (ARO) Small Business Technology Transfer (STTR) proposal A19C-007-0039 entitled "Standoff Electronic Denial", dated 23 October 2019, sets forth the research to be completed under this contract line item number. Technical reports are to be submitted in accordance with section F.
FOB: Destination
PURCHASE REQUEST NUMBER: 0011448876
PSC CD: AZ11

NET AMT $49,775.93

ACRN AA $49,775.93
CIN: GFEBS001144887600001

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001AC		1	Each	$49,775.93	$49,775.93

PHASE I FINAL TECHNICAL REPORT-FFP
The US Army Research Office (ARO) Small Business Technology Transfer (STTR) proposal A19C-007-0039 entitled "Standoff Electronic Denial", dated 23 October 2019, sets forth the research to be completed under this contract line item number. Technical reports are to be submitted in accordance with section F.
FOB: Destination
PURCHASE REQUEST NUMBER: 0011448876
PSC CD: AZ11

NET AMT $49,775.93

ACRN AA $49,775.93
CIN: GFEBS001144887600003

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002		1	Each		NSP

CMRA-FFP
Contractor Manpower Reporting (See Instructions in Section C)

FOB: Destination
PSC CD: AZ11

NET AMT

Section C - Descriptions and Specifications

C.1 The contractor is required, during the performance period described in Section F, to perform the technical research tasks denoted in the proposal submitted on 23 October 2019. The below titled proposal and milestone schedule is incorporated herein by reference and made a part hereof (a copy has been placed in the US Army Paperless Contract Files database, https://pcf.army.mil/pcf and in the US Army Research Office Electronic Database Management System).

Solicitation #: DOD FY19 2019.C STTR/Army FY19 19.C STTR
Phase I Proposal #: A19C-007-0039
Proposal Title: Standoff Electronic Denial
Proposal Submittal Date: 23 October 2019
Principal Investigator (PI): Dr. Stephen McCahon (520) 904-1007; email: smccahon@aergs.com

C.2 In the event of an inconsistency between the provisions of this contract and the Contractor's proposal, the inconsistency shall be resolved by giving precedence in the following order: (a) the contract, (b) other attachments or modifications to the contract, and © the technical proposal.

C.3 The PI shall be closely involved in the project and continuously responsible for the conduct of the work. The Contractor must obtain the Contracting Officer's approval to change the designated PI.

C.4 The technical reports called for under this contract shall be prepared in accordance with ARO Form 18, U.S. Army Research Office Reporting Instructions, located at http://www.arl.army.mil/www/default.cfm?page=218 (See Section F).

ACCOUNTING FOR CONTRACT SERVICES REQUIREMENT

The contractor shall report ALL contractor labor hours (including subcontractor labor hours) required for performance of services provided under this contract for the Army Research Office via a secure data collection site. The contractor is required to fill in all required data fields completely using the following web address: http://www.ecmra.mil/, and then click on "Department of the Army CMRA" or the icon of the DoD organization that is receiving or benefitting from the contracted services. Reporting inputs will be for the labor executed during the period of performance during each Government fiscal year (FY), this runs October 1 through September 30. While inputs may be reported any time during the FY, all data shall be reported no later than October 31 of each calendar year, beginning with 2013. Contractors may direct questions to the help desk by clicking on "Send an email" which is located under the Help Resources ribbon on the right side of the login page of the applicable Service/Component's CMR website. The required information includes:

(1) Unit Identification Code (UIC) of the Army Requiring Activity that would be performing the mission if not for the contractor: W6QK43

(2) Command of the Requiring Activity that would be performing the mission if not for the contractor: W36QYT

(3) Contracting Officer (KO) and contact information:

Joel Koppinger
919-541-0580
joel.m.koppinger.civ@mail.mil

(4) Technical Point of Contact (POC) and contact information:

Paul Baker
(919) 549-4202
paul.m.baker4.civ@mail.mil

(5) Federal Service Code (FSC) reflecting services provided by contractor (and separate FSC for each subcontractor if different). If there are multiple FSCs for an Order number, enter a separate data record for each FSC. AZ11

(6) Location where contractor and subcontractor(s) perform the service, including the city, state, zip code, and country. When service is performed at an overseas location, state only the city and country. If there are multiple Locations for an Order number, enter a separate data record for each Location. (Note: If there are many location records that need to be entered, the Bulk Loader function is available which allows the transfer of information from a contractor's system to the secure web site. The Bulk Loader Template and Bulk Loader Instructions may be downloaded from the web site.)

(7) Contractor Type (prime or subcontractor).

(8) Direct labor hours (including subcontractors) for each FSC.

(9) Direct labor dollars paid this reporting period (including subcontractors) for each FSC.

(10) Weapons system support indication: No

If subcontractors are used in the performance of this contract, several factors must be considered. Contractor shall include, and require inclusion of, this term in all subcontracts at any tier under the contract in which services are being procured. Contractor shall also enter their data in a timely manner, as subcontractors can not input any information into the eCMRA system until the Prime Contractor has entered their data. The Prime Contractor has overall responsibility for ensuring subcontractors enter their respective data. Subcontractors are only responsible for entering Location Data.

Reporting period will be the period of performance not to exceed 12 months ending 30 September of each government fiscal year and must be reported by 31 October of each calendar year.

Section D - Packaging and Marking

D.1 Packing and Packaging:

The contractor shall ensure that the preservation, packing, packaging and marking of the deliverable items called for under this contract are compliant with State and Federal Department of Transportation requirements and the Contractor's best commercial practices to prevent hazards of shipment and handling and to ensure safe delivery at destination.

D.2 Password Protection:

No encrypted password shall be placed on an electronic document submitted online through the ARO extranet, https://extranet.aro.army.mil.

D.3 Marking:

The contractor shall tag or mark all technical data deliverables under this contract with the following information:
1. Contract Number
2. Title of the project
3. Contractor's Name
4. Contractor Address
5. A description of the deliverables;
6. Identify whether there is classified or sensitive information within the deliverable.

Section E - Inspection and Acceptance

E.1 The contractor will submit all scientific reports to the office specified in Section F of the contract for inspection and acceptance. Reports shall be prepared in accordance with the STTR Program Solicitation and Section F of this contract.

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	N/A	N/A	N/A	N/A
0001AA	Destination	Government	Destination	Government
0001AB	Destination	Government	Destination	Government
0001AC	Destination	Government	Destination	Government
0002	Destination	Government	Destination	Government

CLAUSES INCORPORATED BY REFERENCE

52.246-9	Inspection Of Research And Development (Short Form)	APR 1984

Section F - Deliveries or Performance

F.1 Period of Performance:

CLIN 0001: The research called for during CLIN 0001 shall be performed for a period not to exceed 3 months. The delivery schedule is delineated above.

F.2 Deliverables:

(a) ARO Reporting Requirements: Reporting requirements under this contract shall be in accordance the US Army Research Office Reporting Instructions, ARO Form 18, located @ http://www.arl.army.mil/www/default.cfm?page=218.

(b) Kickoff Meeting Report (First Monthly Report)– Immediately following the Kickoff Meeting with the TPOC (meeting may be in person, via phone, or other method agreed to by the contractor and TPOC), but no later than 30 days after contract award date, the contractor shall submit a monthly report electronically via the ARO Extranet, https://extranet.aro.army.mil. The report shall provide a summary of the kickoff meeting topics, results of the kickoff meeting, and any planned performance updates resulting from the kickoff meeting. The contractor may also submit its first monthly invoice at the time of report submission to allow for early payment.

(c) Monthly Progress Report – A technical progress report shall be delivered electronically via the ARO Extranet, https://extranet.aro.army.mil. This report shall be submitted following the second month of performance as specified above under CLIN 0001AB.

The cover page of the technical report shall include:

1. Contract and Proposal Number;
2. Contractor's name and address;
3. Title of the project;
4. Reporting period;
5. Contract performance period;
6. Total contract amount;
7. Amount of funds paid by DFAS to date;
8. Total amount expended/invoiced to date;
9. Number of employees working on the project; and
10. Number of new employees placed on contract this month

The technical section of the report will include:

1. Work schedule for project tasks broken down by month;
2. Brief description (2-3 sentences) of the progress made toward each research task and milestone performed during the reporting period including supporting data presented in tables, photographs, charts, illustrations, etc., as appropriate.
3. Identification and explanation of any problem areas, causes for delays or changes to the planned work schedule and recommended solutions.
4. Plans for activities during the next reporting period.
5. Total costs incurred to date by both the Small Business Concern Prime Contractor and the designated Research Institution to ensure performance is meeting the solicitation requirements of minimum work performed by each party.

Monthly Technical Reports shall be delivered no later than (NLT) 30 calendar days after the expiration of the Performance Period (F.1) or any extension thereto.

(d) Final Technical Report – A Final Technical Report (FTR) shall be submitted via the ARO Extranet, and shall be consistent with the ARO Form 18, Reporting Instructions, http://www.arl.army.mil/www/default.cfm?page=218. The FTR shall detail the project objectives, work performed throughout the life of the contract, results obtained and estimates of technical feasibility. The FTR shall be delivered no later than (NLT) 30 calendar days after the expiration of the final Performance Period or any extensions thereto.

(e) DISTRIBUTION STATEMENT – In accordance with the solicitation, all MPRs and the FTR should contain the following Distribution Statement, which you must select during submission via the ARO Extranet:

"Distribution authorized to U.S. Government Agencies only; contains proprietary information"

(f) ABSTRACT – An Abstract is required in each online MPR and FTR submission. The first sentence must state, "Report developed under Topic#: A19C-T007, contract W911NF-20-P-0024". The abstract must identify the purpose of the work, a brief description of the work carried out, the findings or results, and a potential applications of the efforts in 200 words or less. Since the DoD will publish the Abstract, it must not contain proprietary or classified data.

(g) DTIC Distribution – The Army Research Office will make primary distribution of reports and publications to the Defense Technical Information Center (DTIC), who secondarily distributes the unclassified and unlimited distribution reports to the National Technical Information Services (NTIS) for sale to the general public. DTIC distributes limited distribution reports according to the limitations imposed by the sponsored agency.

(h) The final payment will not be made until all deliverables as stated in the incorporated proposal and this agreement, including the FTR are accepted by the Government.

(i) Standard Form DD 882, Report of Inventions and Subcontracts: The contractor shall disclose each subject invention to the ARO agency within 2 months after the inventory discloses it in writing to Contractor personnel responsible for patent matters. The disclosure to the agency shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of the disclosure. In addition, after disclosure to the agency, the Contractor will promptly notify the agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

(j) Patent Infringement Reporting: The contractor shall report each notice or claim of patent infringement based on the performance of the contract.

(k) Certification After Award and During Funding Agreement Lifecycle: The contractor shall submit a new certification as to whether it is in compliance with specific STTR Program requirements in accordance with the BAA prior to receiving more than 50% of the total award amount and prior to final payment or disbursement.

(l) Upon completion of performance, the contractor is required to submit a Contractor Release of Claims. An example form is included as an Exhibit to this contract in Section J.

DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	DODAAC / CAGE
0001	N/A	N/A	N/A	N/A
0001AA	05-MAR-2020	1	ARMY RESEARCH OFFICE ARO 800 PARK OFFICE DRIVE SUITE 4229 RESEARCH TRIANGLE PARK NC 27709 FOB: Destination	W36QYT
0001AB	04-MAY-2020	1	(SAME AS PREVIOUS LOCATION) FOB: Destination	W36QYT
0001AC	04-JUN-2020	1	(SAME AS PREVIOUS LOCATION) FOB: Destination	W36QYT
0002	POP 04-MAR-2020 TO 03-JUN-2020	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	W36QYT

CLAUSES INCORPORATED BY REFERENCE

52.242-15	Stop-Work Order	AUG 1989
52.247-34	F.O.B. Destination	NOV 1991

Section G - Contract Administration Data

ACCOUNTING AND APPROPRIATION DATA

AA: 021201920202040000066666525500404950I7R.0013856.1991 6100.9000021001
COST CODE: A60FJ
AMOUNT: $165,919.77

ACRN	CLIN/SLIN	CIN	AMOUNT
AA	0001AA	GFEBS001144887600002	$66,367.91
	0001AB	GFEBS001144887600001	$49,775.93
	0001AC	GFEBS001144887600003	$49,775.93

CLAUSES INCORPORATED BY REFERENCE

252.232-7003	Electronic Submission of Payment Requests and Receiving Reports	DEC 2018

CLAUSES INCORPORATED BY FULL TEXT

252.232-7006 WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (DEC 2018)

(a) Definitions. As used in this clause—

"Department of Defense Activity Address Code (DoDAAC)" is a six position code that uniquely identifies a unit, activity, or organization.

"Document type" means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).

"Local processing office (LPO)" is the office responsible for payment certification when payment certification is done external to the entitlement system.

"Payment request" and "receiving report" are defined in the clause at 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(b) Electronic invoicing. The WAWF system provides the method to electronically process vendor payment requests and receiving reports, as authorized by Defense Federal Acquisition Regulation Supplement (DFARS) 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(c) WAWF access. To access WAWF, the Contractor shall—

(1) Have a designated electronic business point of contact in the System for Award Management at https://www.sam.gov; and

(2) Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this web site.

(d) WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the "Web Based Training" link on the WAWF home page at https://wawf.eb.mil/.

(e) WAWF methods of document submission. Document submissions may be via web entry, Electronic Data Interchange, or File Transfer Protocol.

(f) WAWF payment instructions. The Contractor shall use the following information when submitting payment requests and receiving reports in WAWF for this contract or task or delivery order:

(1) Document type. The Contractor shall submit payment requests using the following document type(s):

(i) For cost-type line items, including labor-hour or time-and-materials, submit a cost voucher.

(ii) For fixed price line items—

(A) That require shipment of a deliverable, submit the invoice and receiving report specified by the Contracting Officer.

____

(Contracting Officer: Insert applicable invoice and receiving report document type(s) for fixed price line items that require shipment of a deliverable.)

(B) For services that do not require shipment of a deliverable, submit either the Invoice 2in1, which meets the requirements for the invoice and receiving report, or the applicable invoice and receiving report, as specified by the Contracting Officer.

____

(Contracting Officer: Insert either "Invoice 2in1" or the applicable invoice and receiving report document type(s) for fixed price line items for services.)

(iii) For customary progress payments based on costs incurred, submit a progress payment request.

(iv) For performance based payments, submit a performance based payment request.

(v) For commercial item financing, submit a commercial item financing request.

(2) Fast Pay requests are only permitted when Federal Acquisition Regulation (FAR) 52.213-1 is included in the contract.

[Note: The Contractor may use a WAWF "combo" document type to create some combinations of invoice and receiving report in one step.]

(3) Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.

Routing Data Table*

Field Name in WAWF	*Data to be entered in WAWF*
Pay Official DoDAAC	HQ0339

Issue By DoDAAC	W911NF
Admin DoDAAC**	W911NF
Inspect By DoDAAC	W36QYT
Ship To Code	W36QYT
Ship From Code	3C1J8
Mark For Code	____
Service Approver (DoDAAC)	W36QYT
Service Acceptor (DoDAAC)	W36QYT
Accept at Other DoDAAC	____
LPO DoDAAC	____
DCAA Auditor DoDAAC	HAA030
Other DoDAAC(s)	____

The US Army Research Office - DoDAAC W36QYT

(4) Payment request. The Contractor shall ensure a payment request includes documentation appropriate to the type of payment request in accordance with the payment clause, contract financing clause, or Federal Acquisition Regulation 52.216-7, Allowable Cost and Payment, as applicable.

(5) Receiving report. The Contractor shall ensure a receiving report meets the requirements of DFARS Appendix F.

(g) WAWF point of contact.

(1) The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity's WAWF point of contact.

DFAS COLUMBUS CENTER
DFAS-CO/WEST ENTITLEMENT OPERATIONS
PO BOX 182381
COLUMBUS OH 43218-2381
Phone: 800-756-4571

(Contracting Officer: Insert applicable information or "Not applicable.")

(2) Contact the WAWF helpdesk at 866-618-5988, if assistance is needed.

(End of clause)

NOTE: Final payment will be processed by the ARO closeout team. Please submit the final invoice through WAWF

and submit an email to the closeout team @usarmy.rtp.aro.mbx.closeout@mail.mil requesting instructions to close out the contract.

G.1 Payment Information:

Payment shall be made in accordance with the chart at https://www.acq.osd.mil/dpap/dars/pgi/pgi_htm/current/PGI204_71.htm#payment_instructions.

G.2 Technical POC:

Paul Baker
Phone: (919) 549-4202
Email: paul.m.baker4.civ@mail.mil

The Technical POC is not otherwise authorized to make any representations or commitments of any kind on behalf of the Contracting Officer or the Government. The Technical POC may be changed at any time by the Government without prior notice to the Contractor but notification of the change, including the name and address of the successor Technical POC, will be promptly provided to the Contractor by the Contracting Officer in writing.

Section H - Special Contract Requirements

H.1 Release of Information and Acknowledgment of Support

a. Neither the contractor nor any of his employees shall release or publish any news related to this contract without the review and approval of the ARO Contracting Officer Representative (COR).

b. The contractor agrees that in the release of information relating to this contract, such release shall include a statement to the effect that the project or effort depicted was or is supported by the U.S. Army Research Office, and that the content of the information does not necessarily reflect the position or the policy of the Government, and no official endorsement should be inferred.

c. For the purpose of this provision, "information" includes news releases, articles, manuscripts, brochures, advertisements, still and motion pictures, speeches, trade association proceedings, symposia, etc.

d. The contractor further agrees to include this provision in any subcontract awarded as a result of this contract.

H.2 Research Responsibility

The contractor shall bear responsibility for the conduct of the research specified in the contractor's proposal identified in the contract. The contractor will exercise judgment in obtaining the stated research objectives within the limits of the terms and conditions of the contract; provided, however, that the contractor will obtain the contracting officer's written approval to change the Statement of Work. Consistent with the foregoing the contractor shall conduct the work as set forth in his proposal and accepted by the contract award.

H.3 Restriction on Printing

The Government authorizes the reproduction of reports, data or other written material, if required, provided the material produced does not exceed 5,000 production units of any page, and items consisting of multiple pages do not exceed 25,000 production units in the aggregate. The contractor shall obtain the express prior written authorization of the contracting officer to reproduce material in excess of the quantities cited above.

H.4 New Effort Certification

By execution of this contract, the Contractor certifies that they have not delivered nor are obligated to deliver to the Government under any contract or subcontract the same or substantially the same research that will be performed under this contract.

H.5 Changes in Key Personnel/Senior Personnel or Subcontractors

The Contractor shall notify the Government in the event of a transition (replacing or removal) of key personnel (those individuals addressed in the Contractors proposal) working under this contract. The Government reserves the right to review the qualifications of any Contractor personnel proposed to replace existing personnel and accept/reject the individual based on its judgement that the individual can perform similarly as the transitioned personnel.

H.6 Research Support Requirements

Requirements for Army equipment, facilities, or personnel (military or civilian) will be submitted by the contractor to the Contracting Officer after contract award. A minimum of 105 days lead time may be required for the coordination of research support.

H.7 Contractor Visits and Contracting Officer Authorized Changes

a. The Contracting Officer's Representative (COR) will approve and coordinate all Contractor visits to a sponsor's agency and other DOD agencies necessary for performance under this contract. All security visit requests shall be submitted to the COR for approval. If the contractor is proposing additional travel outside of the agreed upon contract, the Contracting Officer must approve.

b. Except as specified in paragraph (c) below, no order, statement, or conduct of Government personnel who visit the contractor's facilities or in any other manner communicates with contractor personnel during the performance of this contract shall constitute a change under the "Changes" clause of this contract.

c. The contractor shall not comply with any order, direction or request of Government personnel unless it is issued in writing and signed by the Contracting Officer, or is pursuant to specific authority otherwise included as a part of this contract.

d. The Contracting Officer is the only person authorized to approve changes in any of the requirements of this contract and notwithstanding provisions contained elsewhere in this contract, the said authority remains solely the Contracting Officer's. In the event the contractor effects any change at the direction of any person other than the Contracting Officer, the change will be considered to have been made without authority and no adjustment will be any increase in charges incurred as a result thereof. The Contracting Officer contact information can be found in Section C of this contract.

H.8 Export Licenses

The Contractor shall comply with all applicable U.S. export control laws and regulations, including the International Traffic in Arms Regulations (ITAR), 22 CFR parts 120 through 130, and the Export Administration Regulations (EAR), 15 CFR parts 730 through 799, in the performance of this contract. In the absence of available license exemptions/exceptions, the Contractor shall be responsible for obtaining the appropriate licenses or other approvals, if required, for exports of hardware, technical data, and software, or for the provision of technical assistance. The Contractor shall be responsible for obtaining export licenses, if required, before utilizing foreign persons in the performance of this contract, including instances where the work is to be performed on-site at any Government installation (whether within the U.S. or elsewhere), where the foreign person will have access to export-controlled technical data or software. The Contractor shall be responsible for all regulatory record keeping requirements associated with the use of licenses exemptions/exceptions.

H.9 Foreign Nationals

Foreign nationals that are proposed to work on the contract, all aspects of their participation must be legal. The contractor shall secure the appropriate approval documentation for all foreign nationals that are expected to work on a Government contract, whether as a sub-contractor, consultant, or employee.

The foreign national must NOT be an illegal alien and must be an immigrant alien or a foreign national visiting the United States on an approved VISA. The transfer of sensitive or critical unclassified technology to a foreign national without an approved export license is a violation of the Arms Export Control Act and the Export Administration Act.

Foreign nationals who have applied for and received a "green card" are considered permanent residents. Because of their "green card" status, permanent residents may have access to critical unclassified information on a need-toknow basis.

H.10 Commercialization/Phase II Reporting

To track the successful efforts of the SBIR/STTR programs, commercialization efforts are reported to DoD and the SBA. To report accurate information, the Contractor is strongly encouraged to present any and all commercialized efforts in the DoD Electronic Submission Web site (https://sbir.defensebusiness.org) Company Commercialization

Report in accordance with the DoD Solicitation section 5.4(e). Follow the instructions on the web site and enter the

quantitative commercialization results of your firm's commercialized efforts under this phase I or II contract. Include the items listed below as well as other information relative to your firm's commercialization track record.

(a) Sales revenue from new products and non-R&D services resulting from Phase II technology;
(b) Additional investment from sources other than the federal SBIR/STTR Program in activities that further the development and/or commercialization of Phase II technology;
(c) Whether the Phase II technology has been used in a fielded DoD system or acquisition program and, if so, which system or program;
(d) The number of patents resulting from the contractor's participation in the SBIR/STTR Program;
(e) Growth in number of firm employees; and
(f) Whether the firm has completed an initial public offering of stock (IPO) resulting, in part, from a Phase I or II project.

In accordance with the SBA Policy Directive Sec 4.(a)(3), DoD established a threshold for the application of a benchmark where it is applied only to Phase I applicants that have received more than twenty (20) awards over the prior five (5) fiscal years as determined by the Small Business Administration. The ratio of Phase II awards received to Phase I awards received during this period must be at least 0.25. Additional information on performance benchmarking for Phase I applicants can be found on www.sbir.gov.

H.11 Identification and Assertion of Restrictions on the Government's Use, Release or Disclosure of Specific Technical Data or Computer Software

The Contractor asserts for itself, or the persons identified below, that the Government's rights to use, release, or disclose the following technical data or computer software should be restricted: None

H.12 Invention Reporting

STTR awardees must report inventions to the component within two months of the inventor's report to the awardee. The reporting of inventions may be accomplished by submitting paper documentation, including fax, or through the Edison Invention Reporting System at www.iedison.gov for those agencies participating in iEdison. See https://sbir.defensebusiness.org for more details.

H.13 Waiver of Clause 252.204-7000, Disclosure of Information

The disclosure of information requirements articulated in DFARS Clause 252.204-7000 is hereby waived for universities or research institutions proposed herein, and under the conditions of the waiver it is the responsibility of the prime contractor to ensure that unclassified information that may be sensitive and inappropriate will not be released to the general public.

This waiver does not apply to subcontractors that are not affiliated with universities or research institutions but has been proposed to support this requirement in one capacity or another. In conjunction, this waiver is not applicable to the recipient of this award.

H.14 Primary University or Research Institution

In accordance with Section 6 of the Small Business Technology Transfer (STTR) Policy Directive, University of Central Florida., will perform at least 40% of the proposed tasks denoted in proposal #**A19c-007-0039**. In addition, in accordance with the STTR Policy Directive Approval, the Research Institution shall perform at least 30% of the proposed tasks.

Failure to meet the 30% Research Institution requirement may result in termination for cause due to not meeting contractual requirements. Status of fund distribution to the Research Institution shall be included in the monthly technical report.

Approval is granted for, Applied Energetics to enter into a subcontract agreement with the University of Central Florida. to perform the tasks denoted in Proposal # **A19c-007-0039** entitled "Standoff Electronic Denial" and to satisfy the STTR Research Institution requirements above. Substantial changes to the agreed to amount delineated above shall receive approval from the Contracting Officer before proceeding forward with executing said changes. Extensions to the subcontractor may be authorized upon contractor receipt of a properly executed modification from the government without further prior approvals.

H.15 Rights in Data Developed Under Small Business Technology Transfer Funding Agreements

(a) Agencies must insert the provisions of (b) (1), (2) and (3) as STTR data rights clauses into all STTR Phase I, Phase II, and Phase III awards. These data right clauses are non-negotiable and must not be the subject of negotiations pertaining to an STTR Phase III award, or diminished or removed during award administration. An agency must not, in any way, make issuance of an STTR.

(b) The STTR Program Act, Public Law 107-50, provides for "retention by an SBC (Small Business Company) of the rights to data generated by the concern in the performance of an STTR award.

1. Each agency must refrain from disclosing STTR technical data to outside the government (except reviewers) and especially to competitors of the SBC, or from using the information to produce future technical procurement specifications that could harm the SBC that discovered and developed the innovation.

2. STTR agencies must protect from disclosure and non-governmental use all STTR technical data developed from work performed under an STTR funding agreement for a period of not less than 5 years from delivery of the last deliverable under that agreement (either Phase I, Phase II or Federally-funded STTR Phase III) unless, subject to (b) (3) of this section, the agency obtains permission to disclose such STTR technical data from the awardee of STTR applicant. Agencies are released from obligation to protect STTR data upon expiration of the protection period except that any such data that is also protected and referenced under a subsequent STTR award must remain protected through the protection period of that subsequent STTR award. For example, if a Phase III award I issued within or after the Phase II data rights protection period and the Phase III award refers to and protects data developed and protected under the Phase II award, then that data must continue to be protected through the Phase III protection period. Agencies have discretion to adopt a protection period longer than four years. The government retains a royalty-free license for government use of any technical data delivered under an STTR award, whether patented or not. This section does not apply to program evaluation.

3. STTR Technical data rights apply to all STTR awards, including subcontracts to such awards that fall within the statutory definition of Phase I, II, or III of the STTR Program, as described in Section 4 of this Policy Directive. The scope and extent of the STTR technical data rights applicable to Federally-funded Phase III awards is identical to the STTR data rights applicable to Phases I and II STTR awards. The data rights protection period lapses only: (i) upon expiration of the protection period applicable to the STTR award, or (ii) by agreement between the awardee and the agency.

4. Agencies must insert the provisions of (b) (1), (2), and (3) above as STTR data rights clauses into all STTR Phase I, Phase II, and Phase III awards. These data rights clauses are non-negotiable and must not be the subject of negotiations pertaining to an STTR Phase III award, or diminished or removed during award administration. An agency must not, in any way, make issuance of an STTR Phase III award conditional on data rights. If the STTR awardee wishes to transfer its STTR data rights to the awarding agency or to a third party, it must do so in writing under separate agreement. A decision by the awardee to relinquish, transfer, or modify in any way its STTR data rights must be made without pressure or coercion by the agency or any other party. Following issuance of an STTR Phase III award, the awardee may enter into an agreement with the awarding agency to transfer or modify the data rights contained in that STTR Phase III award. Such a bilateral data rights agreement must be entered into only after the STTR Phase III award, which includes the appropriate STTR data rights clause, has been signed. SBA must immediately report to the Congress any attempt or action by an agency to condition an STTR award on data rights, to exclude the appropriate data rights clause from the award, or to diminish such rights.

H.16 Government-Contractor Relationships

a. The Government and the contractor understand and agree that the services to be delivered under this contract by the contractor to the Government are non-personal services and the parties recognize and agree that no employeremployee or master-servant relationships exist or will exist under the contract between the Government and the contractor and/or between the Government and the contractor's employees. It is therefore, in the best interest of the Government to afford the parties a full and complete understanding of their respective obligations.

b. Contractor personnel under this contract shall not:

(1) be placed in a position where they are appointed or employed by a Federal Officer, or are under the supervision, direction, or evaluation of a Federal Officer, Military or Civilian.

(2) be placed in a staff or policy-making position.

(3) be placed in a position of command, supervision, administration or control over Department of the Army (DA) Military or Civilian Personnel, or personnel of other contractors, or become a part of the Government organization.

(4) be used for the purpose of avoiding manpower ceilings or other personnel rules and regulations of DA or the Civil Service Commission.

(5) be used in administration or supervision of military procurement activities.

c. Employee Relationship:

(1) The services to be performed under this contract do not require the contractor or its employees to exercise personal judgment and discretion on behalf of the Government, but rather the contractor's employees will act and exercise personal judgment and discretion on behalf of the contractor.

(2) Rules, regulations, directions, and requirements that are issued by command authorities under their responsibility for good order, administration, and security are applicable to all personnel who enter the installation, or who travel on Government transportation. This is not to be construed or interpreted to establish any degree of Government control that is inconsistent with a non-personal services contract.

Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.203-19	Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements	JAN 2017
52.204-19	Incorporation by Reference of Representations and Certifications.	DEC 2014
52.209-10	Prohibition on Contracting With Inverted Domestic Corporations	NOV 2015
52.215-8	Order of Precedence--Uniform Contract Format	OCT 1997
52.219-6	Notice Of Total Small Business Set-Aside	NOV 2011
52.223-18	Encouraging Contractor Policies To Ban Text Messaging While Driving	AUG 2011
52.225-13	Restrictions on Certain Foreign Purchases	JUN 2008
52.227-1 Alt I	Authorization And Consent (Dec 2007) - Alternate I	APR 1984
52.227-11	Patent Rights--Ownership By The Contractor	MAY 2014
52.227-20	Rights in Data - SBIR Program	MAY 2014
52.228-7	Insurance--Liability To Third Persons	MAR 1996
52.232-2	Payments Under Fixed-Price Research And Development Contracts	APR 1984
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-23	Assignment Of Claims	MAY 2014
52.243-1 Alt V	Changes--Fixed-Price (Aug 1987) - Alternate V	APR 1984
52.249-1	Termination For Convenience Of The Government (Fixed Price) (Short Form)	APR 1984
252.203-7000	Requirements Relating to Compensation of Former DoD Officials	SEP 2011
252.203-7002	Requirement to Inform Employees of Whistleblower Rights	SEP 2013
252.204-7000	Disclosure Of Information	OCT 2016
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7012	Safeguarding Covered Defense Information and Cyber Incident Reporting	DEC 2019
252.225-7048	Export-Controlled Items	JUN 2013
252.227-7000	Non-estoppel	OCT 1966
252.227-7013	Rights in Technical Data--Noncommercial Items	FEB 2014
252.227-7016	Rights in Bid or Proposal Information	JAN 2011
252.227-7018	Rights in Noncommercial Technical Data and Computer Software--Small Business Innovation Research (SBIR) Program	FEB 2014
252.227-7019	Validation of Asserted Restrictions--Computer Software	SEP 2016
252.227-7030	Technical Data--Withholding Of Payment	MAR 2000
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 2016
252.227-7039	Patents--Reporting Of Subject Inventions	APR 1990
252.231-7000	Supplemental Cost Principles	DEC 1991
252.232-7010	Levies on Contract Payments	DEC 2006
252.232-7011	Payments in Support of Emergencies and Contingency Operations	MAY 2013
252.235-7010	Acknowledgment of Support and Disclaimer	MAY 1995
252.243-7001	Pricing Of Contract Modifications	DEC 1991
252.247-7023	Transportation of Supplies by Sea	FEB 2019

CLAUSES INCORPORATED BY FULL TEXT

52.213-4 TERMS AND CONDITIONS--SIMPLIFIED ACQUISITIONS (OTHER THAN COMMERCIAL ITEMS) (JAN 2020)

(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses that are incorporated by reference:

(1) The clauses listed below implement provisions of law or Executive order:

(i) 52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (JAN 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(ii) 52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (Jul 2018) (Section 1634 of Pub. L. 115-91).

(iii) 52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (AUG 2019) (Section 889(a)(1)(A) of Pub. L. 115-232).

(iv) 52.222-3, Convict Labor (JUN 2003) (E.O. 11755).

(v) 52.222-21, Prohibition of Segregated Facilities (APR 2015).

(vi) 52.222-26, Equal Opportunity (SEPT 2016) (E.O. 11246).

(vii) 52.225-13, Restrictions on Certain Foreign Purchases (JUN 2008) (E.O.s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

(viii) 52.233-3, Protest After Award (AUG 1996) (31 U.S.C. 3553).

(ix) 52.233-4, Applicable Law for Breach of Contract Claim (OCT 2004) (Pub. L. 108-77, 108-78 (19 U.S.C. 3805 note).

(2) Listed below are additional clauses that apply:

(i) 52.232-1, Payments (APR 1984).

(ii) 52.232-8, Discounts for Prompt Payment (FEB 2002).

(iii) 52.232-11, Extras (APR 1984).

(iv) 52.232-25, Prompt Payment (JAN 2017).

(v) 52.232-39, Unenforceability of Unauthorized Obligations (JUN 2013).

(vi) 52.232-40, Providing Accelerated Payments to Small Business Subcontractors (DEC 2013).

(vii) 52.233-1, Disputes (MAY 2014).

(viii) 52.244-6, Subcontracts for Commercial Items (AUG 2019).

(ix) 52.222-55, Minimum Wages Under Executive Order 13658 (MAR 2016) (Applies when 52.222-6 or 52.222-41 are in the contract and performance in whole or in part is in the United States (the 50 States and the District of Columbia)).

(b) The Contractor shall comply with the following FAR clauses, incorporated by reference, unless the circumstances do not apply:

(1) The clauses listed below implement provisions of law or Executive order:

(i) 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (Oct 2018) (Pub. L. 109-282) (31 U.S.C. 6101 note) (Applies to contracts valued at $30,000 or more).

(ii) 52.222-19, Child Labor--Cooperation with Authorities and Remedies (Jan 2020) (E.O. 13126). (Applies to contracts for supplies exceeding the micro-purchase threshold).

(iii) 52.222-20, Contracts for Materials, Supplies, Articles, and Equipment Exceeding $15,000 (MAY 2014) (41 U.S.C. chapter 65) (Applies to supply contracts over $15,000 in the United States, Puerto Rico, or the U.S. Virgin Islands).

(iv) 52.222-35, Equal Opportunity for Veterans (Oct 2015) (38 U.S.C. 4212) (applies to contracts of $150,000 or more).

(v) 52.222-36, Equal Employment for Workers with Disabilities (JUL 2014) (29 U.S.C. 793) (Applies to contracts over $15,000, unless the work is to be performed outside the United States by employees recruited outside the United States). (For purposes of this clause, ``United States" includes the 50 States, the District of Columbia, Puerto Rico, the Northern Mariana Islands, American Samoa, Guam, the U.S. Virgin Islands, and Wake Island.)

(vi) 52.222-37, Employment Reports on Veterans (Feb 2016) (38 U.S.C. 4212) (Applies to contracts of $150,000 or more).

(vii) 52.222-41, Service Contract Labor Standards (AUG 2018) (41 U.S.C. chapter 67) (Applies to service contracts over $2,500 that are subject to the Service Contract Labor Standards statute and will be performed in the United States, District of Columbia, Puerto Rico, the Northern Mariana Islands, American Samoa, Guam, the U.S. Virgin Islands, Johnston Island, Wake Island, or the outer Continental Shelf).

(viii)(A) 52.222-50, Combating Trafficking in Persons (JAN 2019) (22 U.S.C. chapter 78 and E.O. 13627) (Applies to all solicitations and contracts).

(B) Alternate I (MAR 2015) (Applies if the Contracting Officer has filled in the following information with regard to applicable directives or notices: Document title(s), source for obtaining document(s), and contract performance location outside the United States to which the document applies).

(ix) 52.222-55, Minimum Wages Under Executive Order 13658 (DEC 2015) (Executive Order 13658) (Applies when 52.222-6 or 52.222-41 are in the contract and performance in whole or in part is in the United States (the 50 States and the District of Columbia)).

(x) 52.222-62, Paid Sick Leave Under Executive Order 13706 (JAN 2017) (E.O. 13706) (Applies when 52.222-6 or 52.222-41 are in the contract and performance in whole or in part is in the United States (the 50 States and the District of Columbia.))

(xi) 52.223-5, Pollution Prevention and Right-to-Know Information (MAY 2011) (E.O. 13423) (Applies to services performed on Federal facilities).

(xii) 52.223-11, Ozone-Depleting Substances and High Global Warming Potential Hydrofluorocarbons (June, 2016) (E.O. 13693)(applies to contracts for products as prescribed at FAR 23.804(a)(1)).

(xiii) 52.223-12, Maintenance, Service, Repair, or Disposal of Refrigeration Equipment and Air Conditioners (June, 2016) (E.O. 13693) (Applies to maintenance, service, repair, or disposal of refrigeration equipment and air conditioners).

(xiv) 52.223-15, Energy Efficiency in Energy-Consuming Products (DEC 2007) (42 U.S.C. 8259b) (Unless exempt pursuant to 23.204, applies to contracts when energy-consuming products listed in the ENERGY STAR ® Program or Federal Energy Management Program (FEMP) will be--

(A) Delivered;

(B) Acquired by the Contractor for use in performing services at a Federally-controlled facility;

(C) Furnished by the Contractor for use by the Government; or

(D) Specified in the design of a building or work, or incorporated during its construction, renovation, or maintenance).

(xv) 52.223-20, Aerosols (June, 2016) (E.O. 13693) (Applies to contracts for products that may contain high global warming potential hydrofluorocarbons as a propellant or as a solvent; or contracts for maintenance or repair of electronic or mechanical devices).

(xvi) 52.223-21, Foams (June, 2016) (E.O. 13693) (Applies to contracts for products that may contain high global warming potential hydrofluorocarbons or refrigerant blends containing hydrofluorocarbons as a foam blowing agent; or contracts for construction of buildings or facilities.

(xvii) 52.225-1, Buy American--Supplies (MAY 2014) (41 U.S.C. chapter 67) (Applies to contracts for supplies, and to contracts for services involving the furnishing of supplies, for use in the United States or its outlying areas, if the value of the supply contract or supply portion of a service contract exceeds the micro-purchase threshold and the acquisition--

(A) Is set aside for small business concerns; or

(B) Cannot be set aside for small business concerns (see 19.502-2), and does not exceed $25,000).

(xviii) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (MAY 2014) (42 U.S.C. 1792) (Applies to contracts greater than $25,000 that provide for the provision, the service, or the sale of food in the United States).

(xix) 52.232-33, Payment by Electronic Funds Transfer--System for Award Management (OCT 2018) (Applies when the payment will be made by electronic funds transfer (EFT) and the payment office uses the System for Award Management (SAM) as its source of EFT information.)

(xx) 52.232-34, Payment by Electronic Funds Transfer--Other than System for Award Management (JUL 2013) (Applies when the payment will be made by EFT and the payment office does not use the SAM database as its source of EFT information.)

(xxi) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (FEB 2006) (46 U.S.C. App. 1241) (Applies to supplies transported by ocean vessels (except for the types of subcontracts listed at 47.504(d).)

(2) Listed below are additional clauses that may apply:

(i) 52.204-21, Basic Safeguarding of Covered Contractor Information Systems (June, 2016) (Applies to contracts when the contractor or a subcontractor at any tier may have Federal contract information residing in or transiting through its information system.

(ii) 52.209-6, Protecting the Government's Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (Oct 2015) (Applies to contracts over $35,000).

(iii) 52.211-17, Delivery of Excess Quantities (SEP 1989) (Applies to fixed-price supplies).

(iv) 52.247-29, F.o.b. Origin (FEB 2006) (Applies to supplies if delivery is f.o.b. origin).

(v) 52.247-34, F.o.b. Destination (NOV 1991) (Applies to supplies if delivery is f.o.b. destination).

(c) FAR 52.252-2, Clauses Incorporated by Reference (FEB 1998). This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

http://farsite.hill.af.mil/

(d) Inspection/Acceptance. The Contractor shall tender for acceptance only those items that conform to the requirements of this contract. The Government reserves the right to inspect or test any supplies or services that have been tendered for acceptance. The Government may require repair or replacement of nonconforming supplies or reperformance of nonconforming services at no increase in contract price. The Government must exercise its postacceptance rights--

(1) Within a reasonable period of time after the defect was discovered or should have been discovered; and

(2) Before any substantial change occurs in the condition of the item, unless the change is due to the defect in the item.

(e) Excusable delays. The Contractor shall be liable for default unless nonperformance is caused by an occurrence beyond the reasonable control of the Contractor and without its fault or negligence, such as acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, unusually severe weather, and delays of common carriers. The Contractor shall notify the Contracting Officer in writing as soon as it is reasonably possible after the commencement of any excusable delay, setting forth the full particulars in connection therewith, shall remedy such occurrence with all reasonable dispatch, and shall promptly give written notice to the Contracting Officer of the cessation of such occurrence.

(f) Termination for the Government's convenience. The Government reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the Contractor shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contract, the Contractor shall be paid a percentage of the contract price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges that the Contractor can demonstrate to the satisfaction of the Government, using its standard record keeping system, have resulted from the termination. The Contractor shall not be required to comply with the cost accounting standards or contract cost principles for this purpose. This paragraph does not give the Government any right to audit the Contractor's records. The Contractor shall not be paid for any work performed or costs incurred that reasonably could have been avoided.

(g) Termination for cause. The Government may terminate this contract, or any part hereof, for cause in the event of any default by the Contractor, or if the Contractor fails to comply with any contract terms and conditions, or fails to provide the Government, upon request, with adequate assurances of future performance. In the event of termination for cause, the Government shall not be liable to the Contractor for any amount for supplies or services not accepted, and the Contractor shall be liable to the Government for any and all rights and remedies provided by law. If it is determined that the Government improperly terminated this contract for default, such termination shall be deemed a termination for convenience.

(h) Warranty. The Contractor warrants and implies that the items delivered hereunder are merchantable and fit for use for the particular purpose described in this contract.

(End of clause)

52.219-28 POST-AWARD SMALL BUSINESS PROGRAM REREPRESENTATION (JULY 2013)

(a) Definitions. As used in this clause--

Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.

Small business concern means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (c) of this clause. Such a concern is ``not dominant in its field of operation'' when it does not exercise a controlling or major influence on a national basis in a kind of business activity in which a number of business concerns are primarily engaged. In determining whether dominance exists, consideration shall be given to all appropriate factors, including volume of business, number of employees, financial resources, competitive status or position, ownership or control of materials, processes, patents, license agreements, facilities, sales territory, and nature of business activity.

(b) If the Contractor represented that it was a small business concern prior to award of this contract, the Contractor shall rerepresent its size status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon the occurrence of any of the following:

(1) Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract.

(2) Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.

(3) For long-term contracts--

(i) Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii) Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.

(c) The Contractor shall rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAICS) code assigned to this contract. The small business size standard corresponding to this NAICS code can be found at http://www.sba.gov/content/table-small-business-size-standards.

(d) The small business size standard for a Contractor providing a product which it does not manufacture itself, for a contract other than a construction or service contract, is 500 employees.

(e) Except as provided in paragraph (g) of this clause, the Contractor shall make the representation required by paragraph (b) of this clause by validating or updating all its representations in the Representations and Certifications section of the System for Award Management (SAM) and its other data in SAM, as necessary, to ensure that they reflect the Contractor's current status. The
Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause that the data have been validated or updated, and provide the date of the validation or update.

(f) If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (e) or (g) of this clause.

(g) If the Contractor does not have representations and certifications in SAM, or does not have a representation in SAM for the NAICS code applicable to this contract, the Contractor is required to complete the following rerepresentation and submit it to the contracting office, along with the contract number and the date on which the rerepresentation was completed:

The Contractor represents that it ( ) is, ( ) is not a small business concern under NAICS Code 541330- assigned to contract number W911NF-20-P-0024.

(Contractor to sign and date and insert authorized signer's name and title).

(End of clause)

52.252-6 AUTHORIZED DEVIATIONS IN CLAUSES (APR 1984)

(a) The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the date of the clause.

(b) The use in this solicitation or contract of any Defense Federal Acquisition Regulation (48 CFR 2) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.

(End of clause)

Section J - List of Documents, Exhibits and Other Attachments

FINAL RELEASE OF CLAIMS

CONTRACT NO:

Pursuant to the terms of Contract # ______________________ and in consideration of the monies, which have been or are to be paid under the said contract to ____________________________. (hereinafter called the Contractor) or its assignees, if any, the Contractor, upon payment of the said sum by the UNITED STATES OF AMERICA (hereafter called the government) does remise, release and discharge the Government, its officers, agents and employees of and from all liabilities, obligations, claims and demands whatsoever arising out of or under this contract, subject only to specified claims in stated amounts, or in estimated amounts where the amounts are not susceptible of exact statement by the contractor, as follows:

Payment of Final Invoice Number ________, dated _________ in the amount of $_______________.

IN WITNESS WHEREOF, this release of claims has been executed this ___ Day of ________ 200_.

		Printed Name/Typed Info	Signatures
Contractor Name (Name of company)		_________________	____________________
By:		_________________	____________________
Title:		_________________	____________________
Witness:	1	_________________	____________________
	2	_________________	____________________

(Note in the case of a corporation. Witnesses are not required, but the certificate below must be completed.)

Certificate

I ____________________________, certify that I am the ______________________________ of the corporation names as Contractor in the foregoing release: that ______________________, who signed said release on behalf of the Contractor was the ________________ of said Corporation; that said release was duly signed for and in behalf of aid corporation by authority of its governing body and is within the scope of its corporate powers.

____
Signature

Corporate Seal